Exhibit  11.0  STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS

               For the Three Months Ended June 30, 2000 (UNAUDITED)

Statement regarding computation of earnings per share for the three months ended June 30, 2000.

                                    Income      Weighted Average Shares      Per-Share Amount
                                    ---------------------------------------------------------
    Basic Earnings per Share
       Income available to
       common stockholders          $16,899             87,594                     $.19

    Effect of Dilutive Securities
       Unearned incentive plan shares                    3,234
                                    ---------------------------------------------------------
    Diluted Earnings Per Share
        Income available to
        common stockholders
        and assumed conversions     $16,899             90,828                     $.19
                                    =========================================================



               For the Three Months Ended June 30, 1999 (UNAUDITED)

Statement regarding computation of earnings per share for the three months ended June 30, 1999.

                                    Income(Loss)     Weighted Average Shares      Per-Share Amount
                                    --------------------------------------------------------------

    Basic Earning per Share         ($2,393)                91,741                    ($.03)
                                    ==============================================================








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